Exhibit 4.3

IVAX CORPORATION

CUSIP NUMBER 465823 AP 7

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

     [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]2

     [THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL

1	These paragraphs should be included only if the Security is a Global Security.

[2]	These paragraphs to be included only if the Security is a Transfer Restricted Security.

BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]3

     [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]4

     FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. IN ADDITION, THIS SECURITY IS SUBJECT TO REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. UNDER SUCH REGULATIONS, THE COMPARABLE YIELD OF THIS SECURITY IS 7.00%.

     THE ISSUER AGREES, AND BY PURCHASING A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH HOLDER OF SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE “CONTINGENT PAYMENT REGULATIONS”) AND, FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY STOCK BENEFICIALLY RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT AND (2) TO BE BOUND BY THE ISSUER’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THE SECURITIES. THE ISSUER AGREES TO PROVIDE PROMPTLY TO HOLDER OF SECURITIES, UPON WRITTEN REQUEST, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUANCE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE ISSUER AT THE FOLLOWING ADDRESS: IVAX CORPORATION, 4400 BISCAYNE BOULEVARD, MIAMI, FL 33137, ATTENTION: TREASURER.

[3]	These paragraphs to be included only if the Security is a Transfer Restricted Security.

[4]	These paragraphs to be included only if the Security is a Transfer Restricted Security.

IVAX CORPORATION

CUSIP No.: 465823 AP 7

1.5% CONVERTIBLE SENIOR NOTES DUE 2025

     IVAX Corporation, a Florida corporation (the “Company,” which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of ___($___) on May 15, 2025, or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note to reflect exchanges, redemptions, purchases and conversions.

Interest Payment Dates:	May 15 and November 15, commencing November 15, 2005

Record Dates:	May 1 and November 1

     This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

IVAX CORPORATION
By:
Name:
Title:

Attest:

Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to
in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

IVAX CORPORATION
1.5% CONVERTIBLE SENIOR NOTES DUE 2025

1.	INTEREST

     The Company promises to pay interest on the principal amount of this Note at the rate of 1.5% per annum. The Company shall pay interest semiannually on May 15 and November 15 of each year (each, an “Interest Payment Date”), commencing on November 15, 2005. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 9, 2005; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     In addition, the Company shall pay contingent interest (“Contingent Interest”) to the Holders during any six-month period (a “Contingent Interest Period”) from May 15 to November 14 and from November 15 to May 14, commencing with the six-month period beginning May 15, 2012, if the average Market Price of a Note for the five Trading Day period ending on the third Trading Day immediately preceding the relevant Contingent Interest Period equals $1,200 (120% of the principal amount of a Note) or more.

     Upon a determination by the Company that Holders will be entitled to receive Contingent Interest which will become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall deliver an Officer’s Certificate to the Trustee setting forth the amount of such Contingent Interest per $1,000 principal amount of Notes and shall issue a press release through a public medium as is customary for such a press release.

     The amount of Contingent Interest payable per $1,000 principal amount of Notes for any relevant Contingent Interest Period shall equal 0.25% per annum of the average Market Price of such Note for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant six-month period. Contingent Interest, if any, will accrue and be payable to Holders in the same manner as regular interest. Regular interest will continue to accrue at the rate of 1.5% per year on the principal amount of the Notes whether or not Contingent Interest is paid.

     If this Note is redeemed pursuant to Section 6 of this Note or the Holder elects to require the Company to repurchase this Note pursuant to Section 8 of this Note, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest (including Contingent Interest, if any, and Additional Interest, if any) accrued and unpaid hereon to, but not including, the applicable Redemption Date, Repurchase Date or Fundamental Change Repurchase Date will be paid to the same Holder to whom the Company pays the principal of such Note regardless of whether such Holder was the registered Holder on the Regular Record

Date immediately preceding the applicable Redemption Date, Repurchase Date or Fundamental Change Repurchase Date.

     Interest (including Contingent Interest, if any, and Additional Interest, if any) on Notes converted after the close of business on a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date will be paid to the Holder of the Notes on the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date (a “Regular Record Date”) but, upon conversion, the Holder must pay the Company the interest (including Contingent Interest, if any, and Additional Interest, if any) which has accrued and will be paid on such Interest Payment Date. No such payment need be made with respect to Notes which will be converted after a Regular Record Date and prior to the corresponding Interest Payment Date after being called for redemption by the Company.

     Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in Paragraph 2 hereof.

2.	[REGISTRATION RIGHTS AGREEMENT

     The holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of May 9, 2005, among the Company and the Initial Purchaser (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement the Company has agreed for the benefit of the Holders of the Notes, that (i) it will, at its cost, within 90 days after the closing of the sale of the Notes (the “Closing”), file a shelf registration statement (the “Shelf Registration Statement”) with the Securities and Exchange Commission (the “Commission”) with respect to resales of the Notes and the Common Stock issuable upon conversion thereof, (ii) it will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective within 180 days after the Closing, and (iii) it will use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act, subject to certain exceptions specified in the Registration Rights Agreement until the earliest of the dates specified in the Registration Rights Agreement. As set forth in the Registration Rights Agreement, the Company will be permitted to suspend use of the prospectus that is part of the Shelf Registration Statement during certain periods of time and in certain circumstances relating to pending corporate developments and public filings with the SEC and similar events. If (a) the Company fails to file the Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified above for such filing, (b) such Shelf Registration Statement is not declared effective by the Commission on or prior to the date specified above for such effectiveness, or (c) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or useable in connection with resales of Transfer Restricted Securities (as defined in the Registration Rights Agreement) during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (c) above a “Registration Default”), then the Company will pay Additional Interest to those Holders of Transfer Restricted Securities who, solely as a result of such Registration Default, are unable to use such Registration Statement to effect sales of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to an increase in the annual interest rate on the Notes of 0.25% (“Additional Interest”) and thereafter at 0.5% per annum. All accrued Additional Interest shall be paid by the Company on each date on which regular interest is payable by wire transfer of immediately available funds or by federal funds check to the holders of Global Notes and to holders of certificated Notes registered as such as of the preceding Record Date by the means specified in the Indenture. Following the cure of any Registration Defaults, the application of Additional Interest will cease in respect of all Holders of Transfer Restricted Securities who, solely as a result of such Registration Default, were unable to use such Registration Statement to effect sales of Transfer Restricted Securities.]5

3.	METHOD OF PAYMENT

     Except as provided herein, the Company shall pay interest (including Contingent Interest, if any, and Additional Interest, if any) on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on the Regular Record Date, next preceding the related interest payment date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest (including Contingent Interest, if any, and Additional Interest, if any) in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest (including Contingent Interest, if any, and Additional Interest, if any) in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

4.	PAYING AGENT, REGISTRAR, BID SOLICITATION AGENT AND CONVERSION AGENT

     Initially, U.S. Bank National Association (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

5.	INDENTURE, LIMITATIONS

     This Note is one of a duly authorized issue of Securities of the Company designated as its 1.5% Convertible Senior Notes due 2025 (the “Notes”), issued under an Indenture dated as of May 9, 2005 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them. The Notes are senior unsecured obligations of the Company limited to $400,000,000 aggregate

[5]	These paragraphs to be included only if the Security is a Transfer Restricted Security.

principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

6.	OPTIONAL REDEMPTION

     The Notes are subject to redemption, at any time on or after May 15, 2012, as a whole or from time to time in part, at the election of the Company. The Redemption Price is 100% of the principal amount together with accrued and unpaid interest (including Contingent Interest, if any, and Additional Interest, if any) up to but not including the Redemption Date.

     No sinking fund is provided for the Notes.

7.	NOTICE OF REDEMPTION

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole integral multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest (including Contingent Interest, if any, and Additional Interest, if any) shall cease to accrue on Notes or portions of them called for redemption.

8.	PURCHASE OF NOTES AT OPTION OF HOLDER OR UPON A FUNDAMENTAL CHANGE

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Notes held by such Holder on May 15, 2012, May 15, 2015 and May 15, 2020 in integral multiples of $1,000 at a repurchase price equal to 100% of the principal amount of those Notes plus accrued and unpaid interest (including Contingent Interest, if any, and Additional Interest, if any) to, but not including, such Repurchase Date (the “Repurchase Price”). To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding such Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture. The Repurchase Price for Notes to be so repurchased must be paid in Cash.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Notes held by such Holder upon a Fundamental Change in integral multiples of $1,000 at the Fundamental Change Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Repurchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Notes to the Paying Agent as set forth in the Indenture. The Fundamental Change Repurchase Price must be paid in Cash.

     Holders have the right to withdraw any Repurchase Notice or Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If Cash sufficient to pay the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all Notes or portions thereof to be repurchased with respect to a Repurchase Date or Fundamental Change Repurchase Date, as the case may be, has been deposited with the Paying Agent, at 11:00 a.m., New York City time, on the Business Day immediately following the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, immediately after the Repurchase Date or Fundamental Change Repurchase Date, as applicable, such Notes will cease to be outstanding and interest (including Contingent Interest, if any, and Additional Interest, if any) on such Notes will cease to accrue and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price upon surrender of such Note.

9.	CONVERSION

     Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 4.1 and Section 4.2 thereof), a Holder is entitled, at such Holder’s option, to convert the Holder’s Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into Cash and, if applicable, fully paid and nonassessable of shares of Common Stock at the Conversion Rate in effect on the date of conversion in accordance with Section 4.2 of the Indenture.

     The Company will notify Holders of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

     A Note in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, exercising the right of such Holder to require the Company to repurchase such Note may be converted only if such Repurchase Notice or Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 44.0009 shares per $1,000 principal amount of Notes, subject to adjustment in certain events described in the Indenture.

     To surrender a Note for conversion, a Holder must, in the case of Global Notes, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Notes, (1) surrender the Security to the Conversion Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay all funds required, if any, relating to interest (including Contingent Interest, if any, and Additional Interest, if any) and any withholding, transfer or similar tax, if required.

     No fractional share of Common Stock shall be issued upon conversion of any Note. Instead, the Company shall pay a Cash adjustment as provided in the Indenture.

     No payment or adjustment will be made for accrued and unpaid interest (including Contingent Interest, if any, and Additional Interest, if any) or dividends on the shares of Common Stock, except as provided in the Indenture.

     The Conversion Rate is subject to adjustment as provided in Sections 4.3 and 4.13 of the Indenture. Subject to Section 4.13 of the Indenture, if the Company (i) is a party to a consolidation, merger, statutory share exchange or combination of the Company with another corporation and as a result of which all the holders of the outstanding Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or a combination thereof) with respect to or in exchange for all of their Common Stock, (ii) reclassifies or changes the shares of Common Stock or (iii) conveys, transfers or leases its properties and assets as, or substantially as, an entirety to any person, the right to convert a Note into Cash and, if applicable, shares of Common Stock shall be changed as provided in Section 4.4 of the Indenture. If a Public Acquirer Fundamental Change occurs, the right to convert a Note into Cash and, if applicable, shares of Common Stock may be changed as provided in Section 4.13(c) of the Indenture at the election of the Company.

10.	OTHER ARRANGEMENT ON CALL FOR REDEMPTION

     Any Notes called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, together with accrued interest (including Contingent Interest, if any, and Additional Interest, if any) to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, and to make payment for such Notes to the Paying Agent in trust for such Holders.

11.	[RESERVED]

12.	DENOMINATIONS, TRANSFER, EXCHANGE

     The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

13.	PERSONS DEEMED OWNERS

     The Holder of a Note may be treated as the owner of it for all purposes.

14.	UNCLAIMED MONEY

     If money for the payment of principal or interest (including Contingent Interest, if any, and Additional Interest, if any) remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15.	AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder in any material respect.

16.	SUCCESSOR ENTITY

     When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

17.	DEFAULTS AND REMEDIES

     Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest (including Contingent Interest, if any, and Additional Interest, if any) on any Notes; (ii) default in payment of any principal on the Notes when due; (iii) failure by the Company to satisfy its conversion obligation following the exercise by the Holder of the right to convert all or a portion of this Note into Cash and, if applicable, shares of Common Stock; (iv) default in the payment of the Repurchase Price or the Fundamental Change Repurchase Price when due; (v) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Notes; (vi) acceleration of the maturity of certain indebtedness of the Company or a Subsidiary; and (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

18.	TRUSTEE DEALINGS WITH THE COMPANY

     U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

19.	NO RECOURSE AGAINST OTHERS

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

20.	AUTHENTICATION

     This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

21.	ABBREVIATIONS AND DEFINITIONS

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

     All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

22.	INDENTURE TO CONTROL; GOVERNING LAW

     In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principals of conflicts of law.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: IVAX Corporation, 4400 Biscayne Boulevard, Miami, FL 33137, Attention: Treasurer.

ASSIGNMENT FORM

     To assign this Note, fill in the form below:

     I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:________________________________________	________________________________________ (Sign exactly as your name appears on the other side of this Note)

* Signature guaranteed by:

By: ________________________________________

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

     To convert this Note, check the box: ☐

     To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $___.

     If you want the Cash paid to another person or the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date: ________________________________________	________________________________________ (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By: ________________________________________

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF NOTES6

     The following exchanges, redemptions, repurchases or conversions of a part of this global Note have been made:

Principal Amount
of this Global Note	Authorized
Following Such	Signatory of	Amount of Decrease in
Decrease Date	Securities	Principal Amount
of Exchange (or Increase)	Custodian	of this Global Note

[6]	This schedule should be included only if the Security is a Global Security.